Exhibit 99.1

DFIN Reports Second Quarter 2021 Results

CHICAGO- August 4, 2021 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company” or "DFIN") today reported financial results for the second quarter of 2021.

	Second-quarter 2021	Second-quarter 2020	$ Change	% Change
Net Sales	$267.5 million	$254.0 million	$13.5 million	5.3%
Net Earnings (Loss)	$42.9 million	($1.3 million)	$44.2 million	nm
Adjusted EBITDA(1)	$79.9 million	$60.8 million	$19.1 million	31.4%
Operating Cash Flow	$30.6 million	$13.2 million	$17.4 million	131.8%
Free Cash Flow (1)(2)	$20.9 million	$4.4 million	$16.5 million	375.0%

(1) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(2) Defined as operating cash flow less capital expenditures.

nm - Not meaningful

Highlights for the second quarter of 2021:


Net sales of $267.5 million, up $13.5 million, or 5.3%, from the second quarter of 2020, primarily driven by continued strength in capital markets and growth in software solutions net sales, partially offset by lower print and distribution volume as a result of the impact of regulatory changes; excluding print and distribution, net sales grew 23.1% from the second quarter of 2020.

Record quarterly software solutions net sales of $66.6 million, up $19.0 million, or 39.9%, from the second quarter of 2020; software solutions net sales accounted for 24.9% of total net sales, up from 18.7% in the second quarter of 2020.

Net earnings of $42.9 million, up $44.2 million from the second quarter of 2020, primarily driven by a decrease in restructuring, impairment, and other charges, favorable sales mix, a decrease in charges related to LSC multiemployer pension plan obligation and cost control initiatives.

Adjusted EBITDA of $79.9 million, up $19.1 million or 31.4%, from the second quarter of 2020, primarily driven by a favorable sales mix and cost control initiatives, partially offset by higher incentive compensation expense.

Adjusted EBITDA margin of 29.9%, up 600 basis points from the second quarter of 2020; the eighth consecutive quarter of year-over-year Adjusted EBITDA margin expansion.

Operating cash flow improved $17.4 million from the second quarter of 2020; year-to-date operating cash flow improved $16.2 million compared to the first half of 2020.

Non-GAAP gross leverage of 1.0x and non-GAAP net leverage of 0.9x as of June 30, 2021; down 1.4x and 1.2x, respectively, from June 30, 2020.

The Company amended its credit agreement to provide for a $200 million delayed-draw term loan A facility, which it intends to access, in combination with cash on hand, to redeem the Company's remaining $233 million of 8.25% Senior Notes, which are redeemable October 2021; in addition, the Company extended the maturity of its $300 million revolving facility to May 27, 2026.

The Company repurchased 250,567 shares in open market transaction for $7.1 million at an average price of $28.19 per share during the quarter. As of June 30, 2021, the remaining repurchase authorization was $39.6 million.

“We are pleased with the ongoing positive market response to our software solutions, including our recently introduced products. The sales momentum across our software solutions offerings accelerated in the second quarter, where we posted 40% growth compared to last year’s second quarter, which included 44% growth in Investment Companies software solutions sales and nearly 38% growth in Capital Markets software solutions sales. In addition, the capital markets transactional environment, as well as our market share, remained strong, driving 38% growth in our transactional sales,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “The growth in software solutions sales, as well as growth in tech-enabled services, more than offset the regulatory-driven decline in print and distribution. This ongoing favorable shift in our sales mix keeps us on track to deliver our “44 in ‘24” strategy, and we look forward to accelerating this trend going forward. The combination of profitable sales growth and a favorable sales mix, our ongoing focus on managing costs, and execution of our aggressive plan to right-size the print platform in light of the regulatory impact on print demand again resulted in strong quarterly earnings.”

“We are encouraged by the continued momentum that we’ve seen to start the third quarter, including strength in the transactional environment. In addition, the activity in the SPAC market over the last year has resulted in a robust pipeline of clients seeking acquisition opportunities, and to the extent such acquisitions do occur, we are well positioned to capture this activity, and importantly, to capture additional ActiveDisclosure software subscription sales, in support of our clients’ ongoing compliance needs,” Leib concluded.

Net Sales

Net sales in the second quarter of 2021 were $267.5 million, an increase of $13.5 million, or 5.3%, from the second quarter of 2020. Net sales increased primarily due to higher capital markets transactional and compliance volume and growth in software solutions, partially offset by lower print and distribution volume as a result of SEC Rules 30e-3 and 498A eliminating print requirements.

Net Earnings (Loss)

For the second quarter of 2021, net earnings were $42.9 million, or $1.24 per diluted share, as compared to a net loss of $1.3 million, or $0.04 loss per diluted share, in the second quarter of 2020. Net earnings in the second quarter of 2021 included after-tax charges of $4.8 million, or $0.14 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net. For the second quarter of 2020, the net loss included after-tax charges of $30.9 million, or $0.91 per diluted share, primarily related to restructuring, impairment and other charges, net, estimated multiemployer pension plan obligations arising from the bankruptcy of LSC Communications, Inc. and share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the second quarter of 2021, Adjusted EBITDA was $79.9 million, an increase of $19.1 million as compared to the second quarter of 2020. For the second quarter of 2021, Adjusted EBITDA margin was 29.9%, an improvement of 600 basis points versus the second quarter of 2020, primarily driven by a favorable sales mix and cost control initiatives, partially offset by higher incentive compensation expense and higher selling expenses as a result of increased sales volume.

For the second quarter of 2021, non-GAAP net earnings were $47.7 million, or $1.38 per diluted share, up from $29.6 million, or $0.87 per diluted share, in the second quarter of 2020.

Reconciliations of net earnings to Adjusted EBITDA, non-GAAP net earnings and Adjusted EBITDA margin are presented in the attached schedules.

Operating Cash Flow

Operating cash flow was $30.6 million, an increase of $17.4 million from the second quarter of 2020. The increase in operating cash flow was partially offset by payments of $15.7 million related to the LSC multiemployer pension plan (“MEPP”) obligation during the second quarter of 2021. These MEPP payments included 50% of the negotiated lump-sum payments with two of the multiemployer plans as well as ongoing payments to the third plan. Until a final allocation between the Company and RR Donnelley is determined, each company will share in the required payments equally and an adjustment and repayment will be made, as needed, in accordance with the final allocation determined in arbitration. The Company expects a final determination to be made by the end of this year.

Regulatory Impacts

As previously disclosed in a Current Report on Form 8-K on July 22, 2020, the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships is expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, and the associated reduction in net earnings and Adjusted EBITDA is expected to be approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021. The Company reaffirms these estimates at this time.

Conference Call Details

DFIN will hold a conference call and webcast on August 4, 2021 at 9:00 a.m. Eastern time to discuss financial results for the second quarter of 2021, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligation, pension settlement charges, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2020, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$39.9	$73.6
Receivables, less allowances for expected losses of $13.4 in 2021 (2020 - $10.5)	266.0	173.5
Inventories	4.3	4.9
Prepaid expenses and other current assets	14.4	9.7
Assets held for sale	5.5	5.5
Total current assets	330.1	267.2
Property, plant and equipment, net	18.7	12.0
Operating lease right-of-use assets	48.5	52.5
Software, net	51.9	51.2
Goodwill	410.1	409.9
Other intangible assets, net	9.3	9.8
Deferred income taxes, net	28.4	34.0
Other noncurrent assets	34.5	29.0
Total assets	$931.5	$865.6

Liabilities
Accounts payable	$59.7	$54.2
Operating lease liabilities	19.1	19.7
Accrued liabilities	158.4	164.6
Total current liabilities	237.2	238.5
Long-term debt	240.9	230.5
Deferred compensation liabilities	20.7	20.8
Pension and other postretirement benefits plan liabilities	46.4	51.0
Noncurrent operating lease liabilities	45.4	51.0
Other noncurrent liabilities	21.3	26.0
Total liabilities	611.9	617.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 35.9 shares and 33.6 shares in 2021 (2020 - 34.9 shares and 33.3 shares)	0.4	0.3
Treasury stock, at cost: 2.3 shares in 2021 (2020 - 1.6 shares)	(35.1)	(16.0)
Additional paid-in capital	249.6	238.8
Retained earnings	183.6	105.5
Accumulated other comprehensive loss	(78.9)	(80.8)
Total equity	319.6	247.8
Total liabilities and equity	$931.5	$865.6

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales
Tech-enabled services	$134.0	$115.4	$252.5	$197.3
Software solutions	66.6	47.6	126.9	94.9
Print and distribution	66.9	91.0	133.4	182.5
Total net sales	267.5	254.0	512.8	474.7
Cost of sales (1)
Tech-enabled services	42.7	47.5	83.7	90.3
Software solutions	25.1	23.7	49.6	48.5
Print and distribution	49.7	66.3	94.5	135.0
Total cost of sales	117.5	137.5	227.8	273.8
Selling, general and administrative expenses (1)	75.1	72.8	148.6	129.8
Depreciation and amortization	10.1	14.7	19.9	27.1
Restructuring, impairment and other charges, net	2.8	25.1	3.6	28.2
Income from operations	62.0	3.9	112.9	15.8
Interest expense, net	5.9	6.3	11.2	10.9
Investment and other income, net	(1.5)	(0.5)	(2.3)	(0.9)
Earnings (loss) before income taxes	57.6	(1.9)	104.0	5.8
Income tax expense (benefit)	14.7	(0.6)	25.9	3.0
Net earnings (loss)	$42.9	$(1.3)	$78.1	$2.8
Net earnings (loss) per share:
Basic	$1.27	$(0.04)	$2.32	$0.08
Diluted	$1.24	$(0.04)	$2.26	$0.08

Weighted average number of common shares outstanding:
Basic	33.7	34.0	33.6	34.1
Diluted	34.5	34.0	34.5	34.1
Additional information:
Gross margin (1)	56.1%	45.9%	55.6%	42.3%
SG&A as a % of total net sales (1)	28.1%	28.7%	29.0%	27.3%
Operating margin	23.2%	1.5%	22.0%	3.3%
Effective tax rate	25.5%	31.6%	24.9%	51.7%

__________

(1)
Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$150.0	$75.1	$62.0	23.2%	$42.9	$1.24
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.8	1.0%	2.0	0.06
Share-based compensation expense	—	(5.9)	5.9	2.2%	3.3	0.10
LSC multiemployer pension plans obligation	—	(0.2)	0.2	0.1%	0.3	0.01
Non-income tax, net	—	1.0	(1.0)	(0.4%)	(0.8)	(0.02)
COVID-19 related recoveries, net	(0.1)	—	(0.1)	—	—	—
Total Non-GAAP adjustments (1)	(0.1)	(5.1)	7.8	2.9%	4.8	0.14
Non-GAAP measures (1)	$149.9	$70.0	$69.8	26.1%	$47.7	$1.38

	For the Six Months Ended June 30, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$285.0	$148.6	$112.9	22.0%	$78.1	$2.26
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.6	0.7%	2.6	0.08
Share-based compensation expense	—	(9.0)	9.0	1.8%	2.6	0.08
LSC multiemployer pension plans obligation	—	(7.5)	7.5	1.5%	5.5	0.16
Non-income tax, net	—	0.9	(0.9)	(0.2%)	(0.7)	(0.02)
COVID-19 related recoveries, net	(1.0)	—	(1.0)	(0.2%)	(0.7)	(0.02)
Loss on equity investment	—	—	—	—	0.1	—
Total Non-GAAP adjustments (1)	(1.0)	(15.6)	18.2	3.5%	9.4	0.27
Non-GAAP measures (1)	$284.0	$133.0	$131.1	25.6%	$87.5	$2.54

__________

(1)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net (loss) earnings	Net (loss) earnings per diluted share
GAAP basis measures	$116.5	$72.8	$3.9	1.5%	$(1.3)	$(0.04)
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	25.1	9.9%	18.3	0.54
Share-based compensation expense	—	(3.1)	3.1	1.2%	2.4	0.07
LSC multiemployer pension plan obligation	—	(12.3)	12.3	4.8%	9.0	0.26
COVID-19 related expenses, net	1.1	—	1.1	0.4%	0.8	0.02
Accelerated rent expense	—	(0.6)	0.6	0.2%	0.4	0.01
Total Non-GAAP adjustments (1)	1.1	(16.0)	42.2	16.6%	30.9	0.91
Non-GAAP measures (1)	$117.6	$56.8	$46.1	18.1%	$29.6	$0.87

	For the Six Months Ended June 30, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$200.9	$129.8	$15.8	3.3%	$2.8	$0.08
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	28.2	5.9%	20.5	0.60
Share-based compensation expense	—	(5.4)	5.4	1.1%	4.8	0.14
LSC multiemployer pension plan obligation	—	(12.3)	12.3	2.6%	9.0	0.26
COVID-19 related expenses, net	1.9	—	1.9	0.4%	1.4	0.04
Accelerated rent expense	—	(0.6)	0.6	0.1%	0.4	0.01
Gain on debt extinguishment (2)	—	—	—	—	(1.7)	(0.05)
eBrevia contingent consideration	—	0.4	(0.4)	(0.1%)	(0.4)	(0.01)
Total Non-GAAP adjustments (1)	1.9	(17.9)	48.0	10.0%	34.0	0.99
Non-GAAP measures (1)	$202.8	$111.9	$63.8	13.3%	$36.8	$1.08

__________

(1)
Totals may not foot due to rounding.
(2)
Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

The Company believes that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended June 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended June 30, 2021
Net sales	$43.8	$153.1	$22.8	$47.8	$—	$267.5
Income (loss) from operations	9.3	64.6	3.5	2.1	(17.5)	62.0
Operating margin %	21.2%	42.2%	15.4%	4.4%	nm	23.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.6	0.1	1.9	0.1	2.8
Share-based compensation expense	—	—	—	—	5.9	5.9
LSC multiemployer pension plans obligation	—	—	—	—	0.2	0.2
Non-income tax, net	(0.8)	(0.1)	(0.1)	—	—	(1.0)
COVID-19 related recoveries, net	—	(0.1)	—	—	—	(0.1)
Total Non-GAAP adjustments	(0.7)	0.4	—	1.9	6.2	7.8

Non-GAAP income (loss) from operations	$8.6	$65.0	$3.5	$4.0	$(11.3)	$69.8
Non-GAAP operating margin %	19.6%	42.5%	15.4%	8.4%	nm	26.1%

Depreciation and amortization	4.1	1.5	3.2	1.2	0.1	10.1
Adjusted EBITDA	$12.7	$66.5	$6.7	$5.2	$(11.2)	$79.9
Adjusted EBITDA margin %	29.0%	43.4%	29.4%	10.9%	nm	29.9%

Capital expenditures	$4.5	$0.7	$2.7	$0.8	$1.0	$9.7

For the Three Months Ended June 30, 2020
Net sales	$31.8	$120.8	$15.8	$85.6	$—	$254.0
Income (loss) from operations	1.0	29.3	0.4	2.0	(28.8)	3.9
Operating margin %	3.1%	24.3%	2.5%	2.3%	nm	1.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.5	16.9	0.1	4.8	2.8	25.1
Share-based compensation expense	—	—	—	—	3.1	3.1
LSC multiemployer pension plans obligation	—	—	—	—	12.3	12.3
COVID-19 related (recoveries) expenses, net	—	(1.1)	—	2.1	0.1	1.1
Accelerated rent expense	0.1	0.2	—	0.3	—	0.6
Total Non-GAAP adjustments	0.6	16.0	0.1	7.2	18.3	42.2

Non-GAAP income (loss) from operations	$1.6	$45.3	$0.5	$9.2	$(10.5)	$46.1
Non-GAAP operating margin %	5.0%	37.5%	3.2%	10.7%	nm	18.1%

Depreciation and amortization	3.6	4.0	3.2	2.6	1.3	14.7
Adjusted EBITDA	$5.2	$49.3	$3.7	$11.8	$(9.2)	$60.8
Adjusted EBITDA margin %	16.4%	40.8%	23.4%	13.8%	nm	23.9%

Capital expenditures	$3.7	$1.4	$2.7	$1.0	$—	$8.8

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Six Months Ended June 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Six Months Ended June 30, 2021
Net sales	$82.3	$291.6	$44.6	$94.3	$—	$512.8
Income (loss) from operations	15.8	123.7	5.5	8.4	(40.5)	112.9
Operating margin %	19.2%	42.4%	12.3%	8.9%	nm	22.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.6	0.1	2.6	0.2	3.6
Share-based compensation expense	—	—	—	—	9.0	9.0
LSC multiemployer pension plans obligation	—	—	—	—	7.5	7.5
Non-income tax, net	(0.7)	(0.1)	(0.1)	—	—	(0.9)
COVID-19 related recoveries, net	—	(0.3)	—	(0.7)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	0.2	—	1.9	16.7	18.2

Non-GAAP income (loss) from operations	$15.2	$123.9	$5.5	$10.3	$(23.8)	$131.1
Non-GAAP operating margin %	18.5%	42.5%	12.3%	10.9%	nm	25.6%

Depreciation and amortization	7.8	3.0	6.8	2.2	0.1	19.9
Adjusted EBITDA	$23.0	$126.9	$12.3	$12.5	$(23.7)	$151.0
Adjusted EBITDA margin %	27.9%	43.5%	27.6%	13.3%	nm	29.4%

Capital expenditures	$8.2	$1.3	$4.5	$1.3	$2.4	$17.7

For the Six Months Ended June 30, 2020
Net sales	$63.0	$219.9	$31.9	$159.9	$—	$474.7
Income (loss) from operations	2.8	50.7	0.5	4.1	(42.3)	15.8
Operating margin %	4.4%	23.1%	1.6%	2.6%	nm	3.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.8	17.4	0.4	5.2	4.4	28.2
Share-based compensation expense	—	—	—	—	5.4	5.4
LSC multiemployer pension plans obligation	—	—	—	—	12.3	12.3
COVID-19 related (recoveries) expenses, net	—	(0.8)	—	2.6	0.1	1.9
eBrevia contingent consideration	—	—	—	—	(0.4)	(0.4)
Accelerated rent expense	0.1	0.2	—	0.3	—	0.6
Total Non-GAAP adjustments	0.9	16.8	0.4	8.1	21.8	48.0

Non-GAAP income (loss) from operations	$3.7	$67.5	$0.9	$12.2	$(20.5)	$63.8
Non-GAAP operating margin %	5.9%	30.7%	2.8%	7.6%	nm	13.4%

Depreciation and amortization	6.7	8.0	6.1	5.0	1.3	27.1
Adjusted EBITDA	$10.4	$75.5	$7.0	$17.2	$(19.2)	$90.9
Adjusted EBITDA margin %	16.5%	34.3%	21.9%	10.8%	nm	19.1%

Capital expenditures	$7.0	$1.6	$5.5	$1.0	$0.6	$15.7

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Six Months Ended June 30,
	2021	2020
Operating Activities
Net earnings	$78.1	$2.8
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	19.9	27.1
Provision for expected losses on accounts receivable	2.1	4.0
Impairment charges	—	12.1
Share-based compensation	9.0	5.4
Gain on debt extinguishment	—	(2.3)
Deferred income taxes	5.0	(4.9)
Net pension plan income	(2.1)	(1.0)
Amortization of right-of-use assets	8.7	12.1
Other	1.2	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	(94.4)	(93.6)
Inventories	0.6	0.1
Prepaid expenses and other current assets	(5.3)	(1.6)
Accounts payable	4.0	(4.6)
Income taxes payable and receivable	(3.9)	6.6
Accrued liabilities and other	(19.3)	25.3
Operating lease liabilities	(10.6)	(11.1)
Pension and other postretirement benefits plan contributions	(0.7)	(0.5)
Net cash used in operating activities	(7.7)	(23.9)
Investing Activities
Capital expenditures	(17.7)	(15.7)
Purchase of investment	—	(1.0)
Proceeds from sale of investment	—	12.8
Other investing activities	—	(0.3)
Net cash used in investing activities	(17.7)	(4.2)
Financing Activities
Revolving facility borrowings	228.0	240.5
Payments on revolving facility borrowings	(218.0)	(120.5)
Payments on long-term debt	—	(63.3)
Debt issuance costs	(2.8)	—
Treasury share repurchases	(19.1)	(5.3)
Proceeds from exercise of stock options	2.0	—
Other financing activities	—	(1.9)
Net cash (used in) provided by financing activities	(9.9)	49.5
Effect of exchange rate on cash and cash equivalents	1.6	(1.2)
Net (decrease) increase in cash and cash equivalents	(33.7)	20.2
Cash and cash equivalents at beginning of year	73.6	17.2
Cash and cash equivalents at end of period	$39.9	$37.4
Supplemental cash flow information
Income taxes paid (net of refunds)	$24.3	$1.2
Interest paid	$10.6	$13.7

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$30.6	$13.2	$(7.7)	$(23.9)
Less: capital expenditures	9.7	8.8	17.7	15.7
Free Cash Flow	$20.9	$4.4	$(25.4)	$(39.6)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended June 30, 2021	$43.8	$153.1	$22.8	$47.8	$267.5

For the Three Months Ended June 30, 2020	31.8	120.8	15.8	85.6	254.0

Net sales change	37.7%	26.7%	44.3%	(44.2%)	5.3%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	1.6%	1.6%	3.2%	—	1.1%

Net organic sales change	36.1%	25.1%	41.1%	(44.2%)	4.2%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Six Months Ended June 30, 2021	$82.3	$291.6	$44.6	$94.3	$512.8

For the Six Months Ended June 30, 2020	63.0	219.9	31.9	159.9	474.7

Net sales change	30.6%	32.6%	39.8%	(41.0%)	8.0%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	1.1%	1.3%	2.5%	—	0.9%

Net organic sales change	29.5%	31.3%	37.3%	(41.0%)	7.1%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Net earnings (loss)	$49.4	$42.9	$35.2	$(35.8)	$7.1
Adjustments
Restructuring, impairment and other charges, net	54.6	2.8	0.8	44.0	7.0
Share-based compensation expense	17.2	5.9	3.1	3.8	4.4
LSC multiemployer pension plans obligation	14.2	0.2	7.3	0.9	5.8
Non-income tax, net	4.3	(1.0)	0.1	2.5	2.7
COVID-19 related (recoveries) expenses, net	(2.4)	(0.1)	(0.9)	(0.4)	(1.0)
Loss on equity investment	0.2	—	0.2	—	—
Accelerated rent expense	1.6	—	—	0.3	1.3
eBrevia contingent consideration	(0.4)	—	—	—	(0.4)
Depreciation and amortization	43.7	10.1	9.8	11.2	12.6
Interest expense, net	23.1	5.9	5.3	6.0	5.9
Pension income and other income, net	(3.3)	(1.5)	(1.0)	(0.4)	(0.4)
Income tax expense	31.3	14.7	11.2	2.8	2.6
Total Non-GAAP adjustments	184.1	37.0	35.9	70.7	40.5
Adjusted EBITDA	$233.5	$79.9	$71.1	$34.9	$47.6

Net sales	$932.6	$267.5	$245.3	$210.3	$209.5
Adjusted EBITDA margin %	25.0%	29.9%	29.0%	16.6%	22.7%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net earnings (loss)	$24.5	$(1.3)	$4.1	$7.0	$14.7
Adjustments
Net gain on sale of building	(19.2)	—	—	—	(19.2)
Gain on equity investment	(13.6)	—	—	(13.6)	—
Restructuring, impairment and other charges, net	35.9	25.1	3.1	4.9	2.8
Share-based compensation expense	9.2	3.1	2.3	1.2	2.6
LSC multiemployer pension plans obligation	12.3	12.3	—	—	—
COVID-19 related (recoveries) expenses, net	1.9	1.1	0.8	—	—
Accelerated rent expense	0.6	0.6	—	—	—
eBrevia contingent consideration	(0.4)	—	(0.4)	—	—
Net loss on sale of Language Solutions business	1.2	—	—	1.2	—
Pension settlement charges	3.9	—	—	3.9	—
Acquisition-related expenses	0.1	—	—	—	0.1
Spin-off related transaction expenses	(0.4)	—	—	(0.4)	—
Depreciation and amortization	52.6	14.7	12.4	12.8	12.7
Interest expense, net	31.0	6.3	4.6	11.5	8.6
Pension income and other income, net	(1.8)	(0.5)	(0.4)	(0.4)	(0.5)
Income tax expense (benefit)	10.3	(0.6)	3.6	(2.0)	9.3
Total Non-GAAP adjustments	123.6	62.1	26.0	19.1	16.4
Adjusted EBITDA	$148.1	$60.8	$30.1	$26.1	$31.1

Net sales	$860.9	$254.0	$220.7	$190.3	$195.9
Adjusted EBITDA margin %	17.2%	23.9%	13.6%	13.7%	15.9%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	June 30, 2021		December 31, 2020		June 30, 2020
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	10.0		—		120.0
Impact on availability related to outstanding letters of credit	2.3		—		—
Amount used under the Revolving Facility	12.3		—		120.0

Availability under the Revolving Facility	287.7		300.0		180.0

Cash	39.9		73.6		37.4

Net Available Liquidity	$327.6		$373.6		$217.4

Long-term debt	240.9		230.5		350.2

Adjusted EBITDA for the twelve months ended June 30, 2021 and 2020, and the year ended December 31, 2020	$233.5		$173.4		$148.1

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	1.0	x	1.3	x	2.4	x

Non-GAAP Net Debt (defined as total debt less cash)	201.0		156.9		313.3

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.9	x	0.9	x	2.1	x

__________

(1)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the credit agreement. There were $10.0 million of borrowings outstanding under the Revolving Facility and $2.3 million of outstanding letters of credit that reduced the availability under the Revolver Facility as of June 30, 2021. Based on the Company’s results of operations for the twelve months ended June 30, 2021 and existing debt, the Company would have had the ability to utilize the remaining $287.7 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.